SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 24, 1997
                         ------------------------------
                                 Date of Report

                         AMERICAN PHARMACEUTICAL COMPANY
                    -----------------------------------------
               (Exact name of Registrant as Specified in Charter)

DELAWARE                           33-35153-D                84-1138558
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission                (IRS Employer
of Incorporation)                 File Number)               Identification No.)

12 DWIGHT PLACE               FAIRFIELD, NEW JERSEY          07004
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                    (Zip Code)

                                 (973)-276-1310
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5. Other Events

The Company operates primarily through its wholly-owned subsidiary APC, a repackager and distributor of generic pharmaceuticals and vitamin and mineral products.

On September 11, 1997, the Leasor of the premises located at 200 Webro Rd., Parssipany, NJ obtained a Consent Judgement for Possession and for Immediate Issuance of Warrant of Removal against the Company and on October 7, 1997, filed a Notice of Motion to Enforce Settlement Agreement and Enter Default Judgement in the amount of $379,502 representing past due rent, tax arrearges, interest, late charges and accelerated damages based on rentals through July, 1998.

The Company moved to occupy a 16,000 square foot building, for the executive offices, packaging operations and warehouse, located in an industrial park in Fairfield, New Jersey. The lease for the premises provides for rental payments in equal monthly installments of $7,333 until the expiration of the lease in September, 2002. In addition, the Company is required to pay all real estate taxes and utility expenses associated with the property. The lease may be renewed for another five year term upon its expiration.

The Company's wholly-owned subsidiary, APC, is in default on certain notes secured by the assets of APC and has executed an Assignment for the Benefit of Creditors to Steven Z. Jurista, Esq. as Assignee. This is a Court supervised liquidation procedure for insolvent corporations under New Jersey Law, N.J.S.A. 2A:19-1 et seq. The assets of APC consist primarily of machinery, equipment, inventory, and accounts receivable. The assets are subject to security interests, including a perfected security interest of Belcap Corporation of approximately $1.5 million.

On October 14, 1997, a Judge for The Superior Court of New Jersey signed an Order to Show Cause for Emergent Use Pending Sale of Assets and Notice of Sale of all the assets of APC. The Assignee has accepted an offer, and entered into a contract with Am Pharm Corp. for the purchase of all of the assets of APC for the sum of $25,000 subject to the first perfected security interest of Belcap Corporation, in an amount in excess of $1.5 million, and only if the assets can be acquired as a going concern. In the interest of full disclosure, please note that the shareholders of Am Pharm Corp. are also shareholders and principals of APC, and are therefore "insiders". The Court established November 20, 1997 as the Return Date for interested parties and creditors to show cause as to why the Court should not enter an Order authorizing the purchase of assets from the Assignee.

Management is seeking to attract a new operating entity to merge into the Company, however, there is no assurance that a new operating entity can be acquired on acceptable terms.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned thereunto duly authorized.

                             AMERICAN PHARMACEUTICAL COMPANY


DATED October 24, 1997        By: /s/ Christian M. Van Pelt
                                 ----------------------------------------------
                                  Christian M. Van Pelt, Chairman of the Board & Secretary


DATED October 24, 1997        By: /s/ Alfred C. Bagwell
                                  ---------------------------------------------
                                  Alfred C. Bagwell, President & CEO